Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Sport Endurance, Inc. (the “Company”) on Form 10-Q for the quarter ended May 31, 2017, as filed with the Securities and Exchange Commission on the date hereof, I, David Lelong, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The annual report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

2.	The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David Lelong
David Lelong Chief Executive Officer and Principal Financial Officer (Principal Executive Officer)
Dated: July 14, 2017